UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 28, 2019

REZOLUTE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54495	27-3440894
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Redwood Shores Pkwy, Suite 315, Redwood City, CA 94065
 (Address of Principal Executive Offices, and Zip Code)

650-206-4507
Registrant’s Telephone Number, Including Area Code

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held a special meeting of shareholders on October 28, 2019. The meeting was held virtually at http://www.virtualshareholdermeeting.com/RZLT2019SM.  As of the record date, September 10, 2019, there were a total of [•] shares of Common Stock outstanding and entitled to vote at the special meeting. At the special meeting, [•] shares of Common Stock were represented in person or by proxy; therefore, a quorum was present. The final voting results for the matters submitted to a vote of stockholders were as follows:

Proposal No. 1 – Reverse Stock Split

To provide authority for the Company’s Board of Directors to subsequently approve an amendment to the Certificate of Incorporation to effect a reverse stock split of our issued and outstanding shares of common stock, par value $0.001 (“Common Stock”), at a ratio between 1-to-20 and 1-to-100, and to be effective upon a date on or prior to October 23, 2020, such ratio and date to be determined by the Company’s board of directors (the “Reverse Stock Split”):

Votes For	Votes Against	Abstentions
209,103,340	452,485	1,004,524

Proposal No. 2 – Adjournment of Special Meeting

To authorize an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split:

Votes For	Votes Against	Abstentions
209,099,458	484,504	976,387

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REZOLUTE, INC.

DATE: October 28, 2019	By:	/s/ Keith Vendola
Keith Vendola Chief Financial Officer